Exhibit 99.1

Karyopharm Therapeutics Announces Pricing of Public Offering of Common Stock

NEWTON, Mass. – March 3, 2020 – Karyopharm Therapeutics Inc. (Nasdaq:KPTI), an oncology-focused pharmaceutical company, today announced the pricing of its previously announced registered underwritten public offering of 6,250,000 shares of its common stock at a price to the public of $24.00 per share. The gross proceeds to Karyopharm from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses, are expected to be $150.0 million. The offering is expected to close on or about March 6, 2020, subject to customary closing conditions. In addition, Karyopharm has granted the underwriters a 30-day option to purchase up to 937,500 additional shares of its common stock.

J.P. Morgan, Morgan Stanley and Jefferies are acting as joint book-running managers for the offering. RBC Capital Markets, Baird and H.C. Wainwright & Co. are acting as co-managers for the offering.

Karyopharm intends to use the net proceeds of the offering (i) to maintain and grow the infrastructure to support the continued commercialization of selinexor in the United States, including further developing our sales, marketing and market access functions along with related general and administrative capabilities; (ii) to support continued clinical development of selinexor in hematologic malignancies and solid tumors; (iii) to conduct activities to support regulatory submissions for oral selinexor as a potential second line therapy for patients with relapsed or refractory multiple myeloma and as a potential new treatment for patients with relapsed/refractory diffuse large B-cell lymphoma; (iv) for conducting clinical trials of two of our pipeline drug candidates in oncology, eltanexor, a second-generation SINE compound, and KPT-9274, a dual acting p21-activated kinase 4 (PAK4) allosteric modulator and nicotinamide phosphoribosyltransferase (NAMPT) inhibitor; and (v) for working capital and other general corporate purposes.

An automatically effective shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on February 26, 2020. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com, or by phone at (877) 821-7388.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karyopharm Therapeutics

Karyopharm Therapeutics Inc. (Nasdaq: KPTI) is an oncology-focused pharmaceutical company dedicated to the discovery, development, and commercialization of novel first-in-class drugs directed against nuclear export and related targets for the treatment of cancer and other major diseases. Karyopharm’s Selective Inhibitor of Nuclear Export (SINE) compounds function by binding with and inhibiting the nuclear export protein XPO1 (or CRM1). Karyopharm’s lead compound, XPOVIO® (selinexor), received accelerated approval from the U.S. Food and Drug Administration (FDA) in July 2019 in combination with dexamethasone as a treatment for patients with heavily pretreated multiple myeloma. A Marketing Authorization Application for selinexor is also currently under review by the European Medicines Agency. A supplemental New Drug Application was recently accepted by the FDA seeking accelerated approval for selinexor as a new treatment for adult patients with relapsed or refractory diffuse large B-cell lymphoma (DLBCL). In addition to single-agent and combination activity against a variety of human cancers, SINE compounds have also shown biological activity in models of neurodegeneration, inflammation, autoimmune disease, certain viruses and wound-healing. Karyopharm has several investigational programs in clinical or preclinical development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding Karyopharm’s expectations relating to XPOVIO for the treatment of patients with heavily pretreated multiple myeloma or relapsed or refractory diffuse large B-cell lymphoma; commercialization of XPOVIO or any of its drug candidates and the commercial performance of XPOVIO; submissions to, and the review and potential approval of selinexor by, regulatory authorities, including the anticipated availability of data to support such submissions, timing of such submissions and actions by regulatory authorities and the potential availability of accelerated approval pathways; and the therapeutic potential of and potential clinical development plans for Karyopharm’s drug candidates, especially selinexor, and our expectations related to the offering discussed in this press release, including the use of proceeds from the offering. Such statements are subject to numerous important factors, risks and uncertainties, many of which are beyond Karyopharm’s control, that may cause actual events or results to differ materially from Karyopharm’s current expectations. For example, there can be no guarantee that Karyopharm will successfully commercialize XPOVIO; that regulators will agree that selinexor qualifies for conditional approval in the E.U. as a result of data from the STORM study or confirmatory approval in the U.S. or EU based on the BOSTON study in patients with relapsed or refractory multiple myeloma, or accelerated approval in the U.S. for patients with relapsed or refractory DLBCL as a result of data from the SADAL study, or that any of Karyopharm’s drug candidates, including selinexor, will successfully complete necessary clinical development phases or that development of any of Karyopharm’s drug candidates will continue. Further, there can be no guarantee that any positive developments in the development or commercialization of Karyopharm’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: adoption of XPOVIO in the commercial marketplace, the timing and costs involved in commercializing XPOVIO or any of Karyopharm’s drug candidates that receive regulatory approval; the ability to retain regulatory approval of XPOVIO or any of Karyopharm’s drug candidates that receive regulatory approval; Karyopharm’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and

Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical studies; the ability of Karyopharm or its third party collaborators or successors in interest to fully perform their respective obligations under the applicable agreement and the potential future financial implications of such agreement; Karyopharm’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of drug candidates by Karyopharm’s competitors for diseases in which Karyopharm is currently developing its drug candidates; and Karyopharm’s ability to obtain, maintain and enforce patent and other intellectual property protection for any drug candidates it is developing. These and other risks are described under the caption “Risk Factors” in Karyopharm’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 26, 2020, and in other filings that Karyopharm may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by law, Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Karyopharm Therapeutics Inc.

Ian Karp, Vice President, Investor and Public Relations

857-297-2241 | ikarp@karyopharm.com

Media:

FTI Consulting

Simona Kormanikova or Robert Stanislaro

212-850-5600 | Simona.Kormanikova@fticonsulting.com or robert.stanislaro@fticonsulting.com

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